UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2008

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 1, 2008, pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of June 26, 2007 (the “Merger Agreement”) between People’s United Financial, Inc. (“People’s United”) and Chittenden Corporation (“Chittenden”), People’s United and Chittenden completed the merger (the “Merger”) in which Chittenden merged with and into People’s United, with People’s United as the surviving corporation.

Pursuant to the Merger Agreement, each share of Chittenden common stock outstanding at the effective time of the Merger was converted into the right to receive either $35.636 in cash or 2.0457 shares of People’s United common stock, at the election of each Chittenden stockholder, subject to proration due to limitations on the aggregate amount of cash to be paid by People’s United in the Merger and depending on the election of other Chittenden stockholders, as specified in the Merger Agreement. People’s United will pay approximately $1.8 billion in cash and People’s United common stock to Chittenden stockholders, consisting of approximately $1.0 billion in cash and 44.2 million shares of People’s United common stock.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 to this report and is incorporated herein by reference. A copy of the press release announcing the completion of the Merger and describing the merger consideration to be paid to Chittenden stockholders is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) People’s United has expanded its board of directors to eleven directors. Pursuant to the terms of the Merger Agreement, People’s United appointed John K. Dwight and Mark W. Richards to the People’s United board of directors, effective immediately following completion of the Merger. Messrs. Dwight and Richards are both in the class of directors with terms expiring at the 2010 annual meeting of People’s United shareholders. Neither Mr. Dwight nor Mr. Richards has been appointed to any committee of the board of directors, and no decisions have yet been made as to future committee appointments.

A copy of the press release announcing the appointment of Messrs. Dwight and Richards to the People’s United board of directors is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) The following Exhibits are filed herewith.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 26, 2007 by and between People’s United Financial, Inc. and Chittenden Corporation (incorporated by reference from People’s United’s Current Report on Form 8-K filed on June 27, 2007).

99.1	Press release, dated January 2, 2008, announcing completion of the Merger and appointment of John K. Dwight and Mark W. Richards to the board of directors.

[signature appears on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: January 2, 2008	By:	/s/ Eric J. Appellof
(Signature)

	Name:	Eric J. Appellof
	Title:	Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 26, 2007 by and between People’s United Financial, Inc. and Chittenden Corporation (incorporated by reference from People’s United’s Current Report on Form 8-K filed on June 27, 2007)

99.1	Press release, dated January 2, 2008, announcing completion of the Merger and appointment of John K. Dwight and Mark W. Richards to the board of directors